Name of Registrat:
Templeton Emerging Markets Income Fund, Inc.
fILE No. 811-7866

Exhibit Item No. 77(c): Matters Submitted to a Vote of Security Holders


An Annual Meeting of Shareholders of Templeton Emerging Markets Income Fund, Inc. (the "Fund") was held at the Fund's offices, 500 East Broward Blvd., Fort Lauderdale, Florida, on February 27, 2004. The purpose of the meeting was to elect four Directors of the Fund, to approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including six Sub-Proposals), and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Directors of the Fund: Frank J. Crothers, Charles B. Johnson, Fred R. Millsaps and Frank A. Olson.* In addition, Shareholders approved an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including six Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follows:

Proposal 1.    The election of four (4) Directors:

-----------------------------------------------------------------------------------------------------------------------------
                                                               % OF        % OF                           % OF        % OF
                                                            OUTSTANDING    VOTED                       OUTSTANDING    VOTED
  TERM EXPIRING 2007:                   FOR                   SHARES      SHARES         WITHHELD        SHARES      SHARES
-----------------------------------------------------------------------------------------------------------------------------
  Harmon E. Burns ............  33,363,251.9928                70.74%      96.95%       1,051,181.083      2.23%       3.05%
  Frank J. Crothers ..........  33,373,935.9928                70.76%      96.98%       1,040,497.083      2.21%       3.02%
  Charles B. Johnson .........  33,400,848.9928                70.82%      97.05%       1,013,584.083      2.15%       2.95%
  Frank A. Olson .............  33,287,288.9928                70.58%      96.72%       1,127,144.083      2.39%       3.28%

* Harris J. Ashton, Nicholas F. Brady, S. Joseph Fortunato, Edith E. Holiday, Gordon S. Macklin, Fred R. Millsaps, Frank A. Olson and Constantine D. Tseretopoulos are Directors of the Fund who are currently serving and whose terms of office continued after the Annual Meeting of Shareholders.

Proposal  2. The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust:

                                SHARES        % OF OUTSTANDING    % OF VOTED
                                 VOTED            SHARES            SHARES
-------------------------------------------------------------------------------
For ....................   25,472,948.8986        54.01%            74.02%
Against ................      945,625.1862         2.00%             2.75%
Abstain ................      611,576.9910         1.30%             1.78%
Broker Non-Votes .......    7,384,282.0002        15.66%            21.46%
-------------------------------------------------------------------------------
TOTAL ..................   34,414,433.0760        72.97%            100.00%


Proposal 3. The  approval  of  amendments  to certain of the Fund's  fundamental investment restrictions (includes six (6) Sub-Proposals):

     Sub-Proposal  3a: To amend the Fund's fundamental investment  restriction regarding industry concentration:

                                SHARES          % OF OUTSTANDING    % OF VOTED
                                 VOTED              SHARES             SHARES
-------------------------------------------------------------------------------
For ...................  24,635,395.9154             52.23%           71.58%
Against ...............   1,654,708.0633              3.51%            4.81%
Abstain ...............     740,046.0971              1.57%            2.15%
Broker Non-Votes ......   7,384,283.0002             15.66%           21.46%
-------------------------------------------------------------------------------
TOTAL .................  34,414,433.0760             72.97%          100.00%


        Sub-Proposal 3b: To amend the Fund's fundamental investment restriction regarding borrowing and issuing senior securities:


                                SHARES          % OF OUTSTANDING    % OF VOTED
                                 VOTED              SHARES            SHARES
-------------------------------------------------------------------------------
For ...................  24,039,938.3969            50.97%            69.85%
Against ...............   2,151,064.1753             4.56%             6.25%
Abstain ...............     839,245.5036             1.78%             2.44%
Broker Non-Votes ......   7,384,185.0002            15.66%            21.46%
-------------------------------------------------------------------------------
TOTAL .................  34,414,433.0760            72.97%           100.00%


        Sub-Proposal 3c: To amend the Fund's fundamental investment restriction regarding investments in commodities:

                                SHARES          % OF OUTSTANDING    % OF VOTED
                                 VOTED              SHARES            SHARES
-------------------------------------------------------------------------------
For ...................  24,060,453.4881            51.01%            69.91%
Against ...............   2,186,957.8233             4.64%             6.35%
Abstain ...............     782,738.7644             1.66%             2.27%
Broker Non-Votes ......   7,384,283.0002            15.66%            21.46%
-------------------------------------------------------------------------------
TOTAL .................  34,414,433.0760            72.97%           100.00%


        Sub-Proposal 3d: To amend the Fund's fundamental investment restriction regarding lending:

                                SHARES          % OF OUTSTANDING    % OF VOTED
                                 VOTED              SHARES            SHARES
-------------------------------------------------------------------------------
For ...................    23,952,538.0229          50.78%            69.60%
Against ...............     2,227,415.0122           4.72%             6.47%
Abstain ...............       850,198.0407           1.80%             2.47%
Broker Non-Votes ......     7,384,282.0002          15.66%            21.46%
-------------------------------------------------------------------------------
TOTAL .................    34,414,433.0760          72.97%           100.00%

        Sub-Proposal 3e: To amend the Fund's fundamental investment restriction regarding underwriting:

                                SHARES          % OF OUTSTANDING    % OF VOTED
                                 VOTED              SHARES            SHARES
-------------------------------------------------------------------------------
For ...................    24,283,732.1778           51.49%           70.56%
Against ...............     1,867,807.5439            3.96%            5.43%
Abstain ...............       878,610.3541            1.86%            2.55%
Broker Non-Votes ......     7,384,283.0002           15.66%           21.46%
-------------------------------------------------------------------------------
TOTAL .................    34,414,433.0760           72.97%          100.00%


        Sub-Proposal 3f: To amend the Fund's fundamental investment restriction regarding investments in real estate:

                                SHARES          % OF OUTSTANDING    % OF VOTED
                                 VOTED              SHARES            SHARES
-------------------------------------------------------------------------------
For ...................    24,525,529.9261          52.00%            71.27%
Against ...............     1,703,603.5377           3.61%             4.95%
Abstain ...............       801,384.6120           1.70%             2.33%
Broker Non-Votes ......     7,383,915.0002          15.66%            21.46%
-------------------------------------------------------------------------------
TOTAL .................    34,414,433.0760          72.97%           100.00%


Proposal 4:    The approval of the elimination of certain of the Fund's
               fundamental investment restrictions:

                                SHARES        % OF OUTSTANDING     % OF VOTED
                                 VOTED              SHARES           SHARES
-------------------------------------------------------------------------------
For ...................    24,051,324.2065          50.99%           69.89%
Against ...............     2,138,072.1790           4.53%            6.21%
Abstain ...............       840,752.6903           1.78%            2.44%
Broker Non-Votes ......     7,384,284.0002          15.66%           21.46%
-------------------------------------------------------------------------------
TOTAL .................    34,414,433.0760           72.97%         100.00%